As filed with the Securities and Exchange Commission on January 11, 1999

File No. 333-70431                            Commission file number:  0-17371

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ---------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                         ---------------------------

                            HYTK Industries, Inc.
                         ---------------------------
            (Exact name of registrant as specified in its charter)



           Nevada                                    88-0182808
        -------------                              --------------
  (State or Other Jurisdiction of          (Employer Identification Number)
  Incorporation or Organization)


                   701 East Main Street, Benedict, KS 66714
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                   (Address of Principal Executive Offices)

                1999 Stock Option Plan of HYTK Industries, Inc.
                -----------------------------------------------
                          (Full Title of the Plan)

           Douglas L. Lamb, 701 East Main Street, Benedict, KS 66714
           ---------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service:  316-698-2250


                       CALCULATION OF REGISTRATION FEE
------------------- ----------- ---------------- ---------------- ------------
Title of Securities  Amount to  Proposed Maximum Proposed Maximum  Amount of
 to be Registered        be      Offering Price     Aggregate     Registration
                     Registered    Per Share      Offering Price     Fee(1)
------------------- ----------- ---------------- ---------------- ------------
 Common Stock,       1,600,000       $0.155          $248,000        $76.00
 par value $0.001
------------------- ----------- ---------------- ---------------- ------------
   (1) Based on the pro forma May 31, 1998 year end book value of the common stock because the Company's common stock is not traded on any public trading market or quotation system.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

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